Exhibit 99.1

Faraday Future and Faraday X Recently Joined a Business Roundtable at the White House in Washington, D.C., Where FX CEO, Max Ma, Contributed to Key Discussions on Global Tariffs, U.S. Manufacturing and Innovation

●	The Company is actively engaging with the U.S. government and has submitted constructive proposals regarding automotive policy, particularly involving U.S.–China cooperation in the EV sector.

●	Recent U.S. automotive tariff policy changes may help create favorable conditions for both FF and FX, to further strengthen its market positioning and price competitiveness.

Los Angeles, CA (April 20, 2025) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that FF recently joined a business roundtable at the White House in Washington, D.C., with numerous business leaders, including meeting with Hailey Borden, Special Assistant to President Trump, and Director of Business Outreach in the Office of Public Liaison. The business roundtable, attended by FX CEO Max Ma, included an open dialogue on a number of policy topics such as tariffs, U.S. manufacturing and innovation. FF looks forward to working closely with the White House in the near future to promote the long-term prosperity of America’s high-end manufacturing sector, centered around the automotive industry and its broader ecosystem.

In 2024, FF announced its Global Automotive Industry Bridge Strategy, including the China-U.S. industrial bridge, alongside the launch of the second brand, Faraday X (FX). FX plans to bring world-class vehicle components to the U.S. for localized assembly through this approach, which enables FX to bring global industrial value, including those from China, into the U.S. in a way that aligns perfectly with U.S. priorities and national interests.

Currently, FF is proud to have a strong manufacturing footprint in the U.S., where it builds 100% of its vehicles, and nearly 50% of FF’s existing product suppliers are based in the United States. While the FX brand will source components internationally in the early phase, FX is committed to progressively shifting to U.S.-based suppliers. This initiative will also encourage global automotive supply chain enterprises to establish manufacturing operations in the U.S., accelerating the development of the domestic NEV ecosystem. This approach not only supports the return of advanced manufacturing to America, but also safeguards U.S. consumer data, strengthens U.S. competitiveness in the global auto industry, and contributes meaningfully to restoring the country’s leadership position in the automotive sector.

Recent tariff developments may bring short-term impact to the Company’s FX strategy. However, in the mid-to-long term, this could prove to be a strategic opportunity. The Company is actively engaging with the U.S. government and has submitted constructive proposals regarding automotive policy, particularly involving U.S.–China cooperation in the EV sector.

“I was honored to participate in this important and timely discussion at the White House, that included such pertinent topics related to our operations such as tariffs, U.S. based manufacturing and the importance of innovation in driving the automotive industry to the next level,” said Max. “I’m hopeful that we can continue to have an open dialogue with the White House and its leaders to formally express our pathway and policy expectations for the development of FF and the FX brand in the U.S. market.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91 2.0 Futurist Alliance, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91 2.0, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Super One, the FX 5 and the FX 6, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure necessary agreements to license and/or produce Super One, FX 5 or FX 6 vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate the Super One, FX 5 or FX 6 for sale in the U.S., the Middle East, or elsewhere; the Company’s ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com